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                                                                   Exhibit 23(b)


                          Independent Auditors' Consent

The Board of Directors
American Dental Partners, Inc.:

We consent to the use of our report dated February 15, 2002, with respect to the consolidated balance sheets of American Dental Partners, Inc. as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.

KPMG LLP

Boston, Massachusetts
August 20, 2002